Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal First Quarter 2023 Financial Results and Provides Business Update

$36.9 million in cash and cash equivalents as of December 31, 2022; runway through February 2024

Uptick in patient recruitment for Mino-Lok® Phase 3 trial

Halo-Lido Phase 2b trial nearing completion

CRANFORD, N.J., February 10, 2023 -- Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) (Nasdaq: CTXR), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products today reported business and financial results for the fiscal first quarter ended December 31, 2022.

Fiscal Q1 2023 Business Highlights and Subsequent Developments

-	I/ONTAK (E7777) biologics license application (BLA) under review by the U.S. Food and Drug Administration (FDA) with Prescription Drug User Fee Act (PDUFA) target decision date of July 28, 2023;

-	Mino-Lok® Phase 3 trial progressing with additional enrollment and events in the U.S. and India;

-	Phase 2b trial of Halo-Lido for the treatment of hemorrhoids on track with healthy momentum in patient recruitment; and,

-	On February 7, 2023, Dennis M. McGrath was elected to the Citius Board of Directors at the Annual Meeting of Stockholders, replacing Director Dr. William Kane.

Financial Highlights

-	Cash and cash equivalents of $36.9 million as of December 31, 2022;

-	R&D expenses were $3.4 million for the first quarter ended December 31, 2022, compared to $5.5 million for the first quarter ended December 31, 2021;

-	G&A expenses were $2.6 million for the first quarter ended December 31, 2022, compared to $2.9 million for the first quarter ended December 31, 2021;

-	Stock-based compensation expense was $1.2 million for the first quarter ended December 31, 2022, compared to $0.9 million for the first quarter ended December 31, 2021; and,

-	Net loss was $3.6 million, or ($0.02) per share for the first quarter ended December 31, 2022, compared to a net loss of $9.2 million, or ($0.06) per share for the first quarter ended December 31, 2021.

“As we entered 2023, Citius continued to build momentum across the pipeline. Our Mino-Lok Phase 3 trial is actively enrolling patients in the U.S. and India. We believe the recent uptick in recruitment at clinical sites will aid in completing the trial this year. Regarding our I/ONTAK (E7777) BLA, we anticipate the FDA’s decision in late July. Accordingly, we remain focused on ensuring that our regulatory, commercial and manufacturing activities are positioned to support a successful launch, if approved. Moreover, our team has worked diligently to align resources to support the Phase 2b Halo-Lido trial as it nears completion,” stated Leonard Mazur, Chairman and CEO of Citius.

“In addition to the progress we are making on the clinical front, we continue to strengthen our corporate infrastructure. On February 7, 2023, shareholders approved the nomination of Dennis McGrath to our Board of Directors. We are very fortunate to have a seasoned leader of Dennis’s caliber join our Board. His deep public company, financial and strategic expertise will help guide our path forward. Dennis assumes the Board position formerly held by Dr. William Kane. Since March 2014, Dr. Kane has shared his expertise and insights as a valued member of our Board. We are grateful for his contributions and support through the years. With multiple value-creating catalysts anticipated this year, I look forward to updating shareholders as we work to achieve these milestones,” concluded Mazur.

First quarter 2023 Financial Results:

Liquidity

As of December 31, 2022, the Company had $36.9 million in cash and cash equivalents.

As of December 31, 2022, the Company had 146,211,130 common shares outstanding.

The Company estimates that its available cash resources will be sufficient to fund its operations through February 2024.

Research and Development (R&D) Expenses

R&D expenses were $3.4 million for the first quarter ended December 31, 2022, compared to $5.5 million for the first quarter ended December 31, 2021. The decrease primarily reflects the completion of the I/ONTAK (E7777) Phase 3 trial and lower Halo-Lido Phase 2b study costs, offset by incremental Mino-Lok Phase 3 trial costs related to the expansion of the trial to include clinical sites outside the U.S.

We expect that research and development expenses will stabilize in fiscal 2023 as we focus on the commercialization of I/ONTAK and complete our Phase 3 trial for Mino-Lok and our Phase 2b trial for Halo-Lido.

General and Administrative (G&A) Expenses

G&A expenses were $2.6 million for the first quarter ended December 31, 2022, compared to $2.9 million for the first quarter ended December 31, 2021. The decrease was primarily due to reduced costs for performance bonuses and investor relations expenses. General and administrative expenses consist primarily of compensation costs, professional fees for legal, regulatory, accounting, and corporate development services, and investor relations expenses.

Stock-based Compensation Expense

For the first quarter ended December 31, 2022, stock-based compensation expense was $1.2 million as compared to $0.9 million for the prior year. The increase reflects expenses related to new grants made under the Citius and NoveCite equity incentive plans and new grants made to employees (including new hires), directors and consultants.

Net loss

Net loss was $3.6 million, or ($0.02) per share for the year ended December 31, 2022, compared to a net loss of $9.2 million, or ($0.06) per share for the year ended December 31, 2021. The $5.6 million decrease in the net loss was primarily due to an increase in other income and a decrease in research and development expenses.

About Citius Pharmaceuticals, Inc.

Citius is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, with a focus on oncology, anti-infectives in adjunct cancer care, unique prescription products, and stem cell therapies. The Company’s diversified pipeline includes two late-stage product candidates, Mino-Lok®, an antibiotic lock solution for the treatment of patients with catheter-related bloodstream infections, which is currently enrolling patients in a Phase 3 Pivotal superiority trial, and I/ONTAK (E7777), a novel IL-2R immunotherapy for an initial indication in CTCL, for which a BLA is under review by the FDA. Mino-Lok® was granted Fast Track designation by the FDA. I/ONTAK has received orphan drug designation by the FDA for the treatment of CTCL and PTCL. In the first half of 2022, Citius initiated a Phase 2b trial for Halo-Lido, a topical formulation for the relief of hemorrhoids. For more information, please visit www.citiuspharma.com.

Safe Harbor

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our ability to successfully undertake and complete clinical trials and the results from those trials for our product candidates; risks relating to the results of research and development activities, including those from existing and new pipeline assets; uncertainties relating to preclinical and clinical testing; the early stage of products under development; our need for substantial additional funds; our dependence on third-party suppliers; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our ability to commercialize our products if approved by the FDA; our ability to procure cGMP commercial-scale supply; market and other conditions; our ability to attract, integrate, and retain key personnel; risks related to our growth strategy; patent and intellectual property matters; our ability to attract, integrate, and retain key personnel; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by Covid-19. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2022, filed with the SEC on December 22, 2022 and updated by our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Relations for Citius Pharmaceuticals:

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

 CITIUS PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,	September 30,
	2022	2022
ASSETS
Current Assets:
Cash and cash equivalents	$36,887,251	$41,711,690
Prepaid expenses	5,430,125	2,852,580
Total Current Assets	42,317,376	44,564,270

Property and equipment, net	3,370	4,100

Operating lease right-of-use asset, net	599,617	646,074

Other Assets:
Deposits	38,062	38,062
In-process research and development	59,400,000	59,400,000
Goodwill	9,346,796	9,346,796
Total Other Assets	68,784,858	68,784,858

Total Assets	$111,705,221	$113,999,302

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,537,578	$1,165,378
Accrued expenses	690,402	1,405,394
Accrued compensation	2,107,014	1,762,251
Operating lease liability	202,178	196,989
Total Current Liabilities	4,537,172	4,530,012

Deferred tax liability	5,705,800	5,561,800
Operating lease liability – noncurrent	428,568	481,245
Total Liabilities	10,671,540	10,573,057

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock – $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock – $0.001 par value; 400,000,000 shares authorized; 146,211,130 shares issued and outstanding at December 31, 2022 and September 30, 2022	146,211	146,211
Additional paid-in capital	233,569,202	232,368,121
Accumulated deficit	(133,282,112)	(129,688,467)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	100,433,301	102,825,865
Non-controlling interest	600,380	600,380
Total Equity	101,033,681	103,426,245

Total Liabilities and Equity	$111,705,221	$113,999,302

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2022 AND 2021

(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2022	2021
Revenues	$—	$—

Operating Expenses
Research and development	3,445,515	5,457,849
General and administrative	2,603,287	2,896,749
Stock-based compensation – general and administrative	1,201,081	904,604
Total Operating Expenses	7,249,883	9,259,202

Operating Loss	(7,249,883)	(9,259,202)

Other Income
Interest income	214,549	33,982
Gain on sale of New Jersey net operating losses	3,585,689	—
Total Other Income	3,800,238	33,982

Loss before Income Taxes	(3,449,645)	(9,225,220)
Income tax expense	144,000	—

Net Loss	$(3,593,645)	$(9,225,220)

Net Loss Per Share - Basic and Diluted	$(0.02)	$(0.06)

Weighted Average Common Shares Outstanding
Basic and diluted	146,211,130	146,012,169

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2022 AND 2021

(Unaudited)

	2022	2021
Cash Flows From Operating Activities:
Net loss	$(3,593,645)	$(9,225,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	1,201,081	904,604
Issuance of common stock for services	—	95,884
Amortization of operating lease right-of-use asset	46,457	42,879
Depreciation	730	730
Deferred income tax expense	144,000	—
Changes in operating assets and liabilities:
Prepaid expenses	(2,577,545)	217,852
Accounts payable	372,200	512,108
Accrued expenses	(714,992)	2,514,649
Accrued compensation	344,763	327,690
Operating lease liability	(47,488)	(42,698)
Net Cash Used In Operating Activities	(4,824,439)	(4,651,522)

Net Cash Used In Investing Activities	—	—

Net Cash Provided By Financing Activities	—	—

Net Change in Cash and Cash Equivalents	(4,824,439)	(4,651,522)
Cash and Cash Equivalents - Beginning of Period	41,711,690	70,072,946
Cash and Cash Equivalents - End of Period	$36,887,251	$65,421,424